EXHIBIT 10(n)
DEED OF RELEASE

DEED dated	27 May 2005

BETWEEN:	JOHN DOUMANI of Hampden Avenue, Darling Point, New South Wales, Australia (‘Employee’)

AND:	ARNOTT’S BISCUITS LTD (ACN 008 435 729) a company incorporated in the Australian Capital Territory of Australia of 24 George St, North Strathfield, New South Wales, Australia (‘Company’)

AND:	CAMPBELL SOUP COMPANY a company incorporated in New Jersey, USA of 1 Campbell Place, Camden, New Jersey 08103-1701 USA (‘Campbell Soup Company’)
RECITALS
A.	The Company is a Related Company (as defined below) of the Campbell Soup Company.

B.	The Employee was employed by the Company as Managing Director of the Campbell Soup Company’s business interests in Australasia and PNG, under an employment contract signed by the Employee on 22 December 1998.

C.	The Employee signed a Deed of Agreement, Trade Secrets and Confidential Information in favour of the Campbell Soup Company and its Related Companies (including the Company) on 22 December 1998.

D.	The Employee signed a Non Qualified Stock Option and Non Competition Agreement with the Campbell Soup Company on 22 March 1999.

E.	The Employee was appointed to the role of President, International of the Campbell Soup Company on 26 September 2002 and continues to be employed by the Company in that role.

F.	The Annual Base Salary of the Employee is A$784,722.

G.	The Campbell Soup Company, Company and the Employee have agreed to terminate the Employee’s employment with the Company on the terms set out in this Deed.
AGREEMENT
1.	Definitions

‘Beneficiaries’ means the Company, the related bodies corporate of the Company (as defined in the Corporations Act 2001 as at the date of this Deed) (‘Related Companies’), the current and former directors, officers, employees, agents and contractors of the Company and Related Companies.

‘Circumstances’ means any or all present and future Claims touching upon the matters recited, the Employment, the terms of the Employment, the Employee’s role as a corporate officer and an executive officer of the Campbell Soup Company and the termination of the

Employment, except for Claims for workers’ compensation.

‘Claims’ includes any action, application, arbitration, cause of action, complaint, cost, debt due, demand, determination, inquiry, judgment and verdict:
(a)	at law;

(b)	in equity;

(c)	arising under any statute; or

(d)	arising under any award, enterprise agreement or other instrument made or approved under any law.
‘Employment’ means the Employee’s employment with the Company.

‘Group Company’ means the Company and its Related Companies.

2.	Termination of Employment

2.1	Subject to the remainder of this clause, the Employee’s employment with the Company will terminate on 30 September 2005 (‘Termination Date’).

2.2	The Company may require the Employee not attend for work at any time prior to the Termination Date and the Employee acknowledges that his full obligations as an employee continue during such time (including, without limitation, his duty of fidelity and his obligations under this Deed).

2.3	This clause does not affect the Company’s right to terminate the Employee’s employment for serious and wilful misconduct.

2.4	The Company and the Campbell Soup Company agree that despite the termination of the Employment, the Employee remains eligible to participate in the Campbell Soup Company Annual Incentive Plan for the fiscal year ending 31 July 2005, provided that:
(a)	any award made to the Employee will be determined in accordance with the terms of the Campbell Soup Company Annual Incentive Plan; and

(b)	the quantum of any award is subject to a number of factors including, but not limited to, the performance of the Campbell Soup Company and its Related Companies and Employee’s individual work performance, as determined by the Compensation and Organisation Committee of the Campbell Soup Company.
2.5	The Employee agrees that he is not entitled to participate in the Campbell Soup Company Annual Incentive Plan for the fiscal year ending 30 July 2006 or any subsequent year.

3.	Obligations of the Company

3.1	The Company must:
(a)	pay to the Employee within seven (7) days of the Termination Date, the greater of:

(i)	any accrued and unused annual leave and long service leave in accordance with the applicable legislation;

(ii)	three (3) months of the Employee’s base salary inclusive of, and in complete satisfaction of, his entitlements to annual leave and long service leave.
(b)	provide the Employee with an executive level outplacement program to a total cost to the Company of up to A$20,000 which Employee will be able to access within the period of six (6) months after the Termination Date.
3.2	If (regardless of whether, or to what extent, clause 7 is enforceable) the Employee has not engaged in any Proscribed Conduct anywhere in the World at any time between the date of this Deed and the 1st day of the month in which payment is due and has otherwise complied with clause 7, then the Company will pay the Employee:
(a)	the gross amount of his monthly base salary in each month from October 2005 until February 2007 (inclusive); and

(b)	provided the Australian Tax Office determines that all payments made pursuant to clause 3.2(a) are not eligible termination payments (‘ETP’) and fall within the exclusion of ETP in section 27A(1) of the Income Tax Assessment Act 1936 (‘Exclusion’), a gross amount of A$73,735 payable on 1 February 2007, as a contribution towards the Employee’s liability for additional tax by reason of the fact that the payments fall within the Exclusion.
Tax will be deducted from the payments described in clauses 3.2(a) and 3.2(b) as required by law.

3.3	In this clause 3, ‘Proscribed Conduct’ means conduct of the type described in clause 7.1.

4.	Obligations of Employee

Employee must:
(a)	bear his own legal and other costs, if any;

(b)	ensure an efficient and orderly hand over of his Employment responsibilities, files and work to persons nominated by the Campbell Soup Company; and

(c)	upon termination of his Employment (however occurring), immediately deliver up to the Company all property belonging to any Group Company which is in the Employee’s possession or control.
5.	Release

5.1	The Employee releases the Beneficiaries from the Circumstances.

5.2	Nothing in clause 5.1 restricts the right of the Employee to exercise such rights as he has under the express written terms of any Campbell Soup Company Option and Share Plans in which he participates (as such Plans are at the date of this Deed or as varied subsequently in accordance with their terms).

6.	Confidentiality

6.1	Subject to clause 6.2, the Employee, the Campbell Soup Company and the Company must keep this Deed and the settlement recorded in it confidential and must not disclose them to any other person.

6.2	Despite clause 6.1, Employee, the Campbell Soup Company and the Company may disclose this Deed and the settlement recorded in it:
(a)	if required by law;

(b)	to enforce this Deed;

(c)	to obtain professional legal or accounting advice; or

(d)	to the Australian Taxation Office.
7.	Restraint on Employee’s Conduct

7.1	During his Employment and the Restraint Period, the Employee must not in any part of the Restraint Area:
(a)	engage, or prepare to engage, in any business that manufactures, distributes or sells biscuits, crackers, cakes, soups, stocks, sauces, beverages or salty snacks in competition with the Company or any other Group Company (‘Competing Business’); or

(b)	solicit, canvass, approach or accept any approach from any person who is, or was at any time on or after 30 September 2004 a Customer with a view to obtaining the custom of that person in a Competing Business; or

(c)	interfere with the relationship between any Group Company and any of its Customers, Group Employees or Suppliers; or

(d)	induce, or assist in the inducement of, any Group Employee to leave their employment.
7.2	Nothing in this clause 7 precludes the Employee from owning less than 1% of the shares of any company whose shares are publically traded.

7.3	The Employee acknowledges that
(a)	each of the restrictions specified in clause 7.1 is in the circumstances reasonable and necessary to protect the Company’s legitimate interests; and

(b)	that the amounts payable by the Company under clause 3.2 are in consideration for the Employee’s compliance with this clause 7; and

(c)	that damages are not an adequate remedy for breach of this clause 7.
7.4	Each of the restrictions in clause 7.1 have effect as if they consist of separate provisions, each resulting from combining each geographic area in the definition of Restraint Area and each period in the definition of Restraint Period. If any of those separate provisions is invalid or otherwise unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of any of the other separate provisions or other combinations of those separate provisions.
7.5	In this clause 7:
(a)	‘Customer’ means any person who is, or was, a customer of the Company or any other Group Company:
(i)	in a business for which the Employee had responsibility at any time during the Relevant Time; or

(ii)	with whom the Employee had dealings at any time during the Relevant Time.
(b)	‘Engage in’ means to participate, assist or otherwise be directly or indirectly involved as a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

(c)	‘Group Employee’ means any employee of the Company or any other Group Company:
(i)	in a business for which the Employee had responsibility at any time during the Relevant Time; or

(ii)	with whom the Employee had dealings at any time during the Relevant Time.
(d)	‘Relevant Time’ means any time on or after 30 September 2004;

(e)	‘Restraint Area’ means:
(i)	the World;

(ii)	the World with the exception of the America’s;

(iii)	Australia;

(iv)	New South Wales.
(f)	‘Restraint Period’ means
(i)	seventeen (17) months;

(ii)	twelve (12) months;

(iii)	six (6) months.
(g)	‘Supplier’ means any person who is, or was, a supplier of the Company or any other Group Company:

(i)	in a business for which the Employee had responsibility at any time during the Relevant Time; or

(ii)	with whom the Employee had dealings at any time during the Relevant Time.
7.6	Within fourteen (14) days after the date of this Deed, the Company and the Employee will seek a determination by the Australian Tax Office (‘ATO’) that all payments made pursuant to clause 3.2 are not eligible termination payments and fall within the exclusion in paragraph (m) of the definition of eligible termination payment in section 27A(1) of the Income Tax Assessment Act 1936. As part of this, the Company and the Employee will make this application on the basis that:
(a)	these payments are of a capital nature;

(b)	these payments are in consideration for the restraint of trade in this clause 7;

(c)	clause 7 is legally enforceable; and

(d)	the payments are reasonable having regard to the nature and extent of clause 7.
Notwithstanding the determination of the ATO, the Employee acknowledges that the payments made pursuant to clause 3.2 are made in consideration for the Employee’s compliance with this clause 7.

8.	Warranties

8.1	The Employee warrants that:
(a)	he has read the terms of this Deed;

(b)	he has had the opportunity to obtain independent legal advice about the terms and effect of this Deed;

(c)	the Company has not made any promise, representation or inducement or been a party to any conduct material to the Employee entering into this Deed other than as set out in this Deed; and

(d)	the Employee is aware that the Company is relying on these warranties.
9.	Acknowledgements

The Employee acknowledges that:
(a)	on receiving the payments under clause 3.1, he will have received all his entitlements on the termination of his Employment; and

(b)	the Deed of Agreement, Trade Secrets and Confidential Information signed by the Employee on 22 December 1998 continues to apply in accordance with its terms; and

(c)	this Deed terminates the Non Qualified Stock Option and Non Competition Agreement signed by the Employee on 22 March 1999 other than clause 4 of the Non Qualified Stock Option and Non Competition Agreement which continues to apply.

10.	Further assurances

The Employee will execute all further documents required by the Company to give effect to this Deed. The Employee agrees to fully cooperate, in a timely and good faith manner, subsequent to the Termination Date, with all reasonable requests for assistance made by the Company, relating to any and all matters in relation to his Employment. Upon the submission of proper documentation, the Company will reimburse the Employee for all reasonable expenses incurred by him as a result of such requests for assistance.

11.	Severability

Part or all of any provision of this Deed that is illegal or unenforceable may be severed from this Deed and the remaining provisions continue in force.

12.	Proper Law

This Deed is governed by the law applicable in New South Wales, Australia.

13.	Headings

Headings are for reference only and do not affect the meaning of this Deed.

14.	Counter-parts

This Deed may be signed in any number of counterparts which, taken together, constitute one and the same document.

15.	Entire Agreement

This Deed constitutes the entire understanding between the parties to this Deed. Subject to clause 9 and without prejudice to clause 5.2, this Deed supersedes all prior agreements, understandings and arrangements, oral and written, between the parties.

Executed as a deed.

The common seal of ARNOTT’S BISCUITS LTD is fixed to this document in accordance with its constitution in the presence of:

/s/ Simon Moran	←	/s/ David Durandt	←

Signature of director		Signature of director (Please delete as applicable)

Simon Moran		David Durandt

Name of director (print)		Name of director (print)

Executed by a duly authorised officer of CAMPBELL SOUP COMPANY in the presence of:

/s/ John J. Furey	←	/s/ Nancy A. Reardon	←

Signature of witness		Signature of duly authorised officer

John J. Furey		Nancy A. Reardon

Name of witness (print)		Name of duly authorised officer (print)

Executed by JOHN DOUMANI in the presence of:

/s/ Michelle Holland	←	/s/ John Doumani	←

Signature of witness		John Doumani

Michelle Holland

Name of witness (print)